UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 15, 2023, Fulcrum Therapeutics, Inc., or Fulcrum, announced its financial results for the quarter ended March 31, 2023. The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2023, in recognition of the duties he is performing and the vacancy in the chief financial officer position, Fulcrum’s board of directors, or the Board, appointed Robert E. Gould, current interim president and chief executive officer, as principal financial officer, with immediate effect. On May 11, 2023, the Board also appointed Alex C. Sapir as Fulcrum’s president and chief executive officer, and as a class II director, effective July 1, 2023. Accordingly, Mr. Sapir will succeed Dr. Gould as principal executive officer and as principal financial officer effective July 1, 2023. Dr. Gould will remain on the Board as a class III director.

On May 12, 2023, Mr. Sapir joined Fulcrum in a part-time capacity as special advisor to Dr. Gould, and will be employed in this part-capacity through June 30, 2023 before assuming the role of president and chief executive officer and joining the Board.

Mr. Sapir, 56, served as chief executive officer and a member of the board of directors of ReViral Ltd. (acquired by Pfizer Inc.), from June 2019 until June 2022. ReViral was a a privately held, clinical-stage biopharmaceutical company focused on discovering, developing, and commercializing novel antiviral therapeutics that target respiratory syncytial virus. From January 2017 to December 2018 he served as the president and chief executive officer of Dova Pharmaceuticals Inc., or Dova (acquired by Sobi, Inc.), and as a member of Dova’s board of directors from March 2017 to April 2019. Prior to its acquisition, Dova was a pharmaceutical company focused on acquiring, developing and commercializing drug candidates for diseases that are treated by specialist physicians, with an initial focus on addressing thrombocytopenia, Earlier in his career Mr. Sapir was the Executive Vice President for Marketing and Sales at United Therapeutics Corporation, a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening conditions and prior to that, Mr. Sapir held commercial positions of increasing responsibility at GlaxoSmithKline and other smaller healthcare companies. Mr. Sapir currently serves as a member of the board of directors of PhaseBio Pharmaceuticals, Inc., a biotechnology company. Mr. Sapir received a B.A. in economics from Franklin and Marshall College and an M.B.A. from Harvard Business School.

Mr. Sapir entered into an employment agreement with Fulcrum effective May 12, 2023 that governs his services both during the initial advisory period, as well as his full-time employment beginning on July 1, 2023. During the initial advisory period, Mr. Sapir is entitled to salary at a monthly rate of $27,000 per month. Effective July 1, 2023, when he becomes president and chief executive officer, Mr. Sapir will be entitled to an annual base salary of $650,000 and an annual target performance bonus of up to 50% of his then annual base salary (both subject to pro-ration based on his start date). The employment agreement also provides for up to $100,000 annual cash allowance for housing and commuting expenses, grossed up, which amount shall be subject to the Board’s review each year after the first year (and subject to pro-ration based on his start date).

In addition, and as contemplated by his employment agreement, effective May 12, 2023, the Board granted Mr. Sapir a nonstatutory option to purchase 2,430,400 shares of Fulcrum’s common stock. The option was granted pursuant to Fulcrum’s 2022 Inducement Stock Incentive Plan as an inducement material to Mr. Sapir’s entry into employment with Fulcrum in accordance with Nasdaq Listing Rule 5635(c)(4), and has an exercise price of $3.27 per share (the fair market value on the grant date). The stock option will vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 6.25% of the shares in equal quarterly installments over the 12 successive quarters thereafter subject to Mr. Sapir’s continues to be an “eligible participant” (as defined in such plan) through each applicable vesting date.

Mr. Sapir’s employment agreement also provides for severance benefits. In the event of the termination of Mr. Sapir’s employment by Fulcrum without cause, or by him for good reason, prior to or more than 18 months following a “change in control” (as such terms are is defined in his employment agreement), Mr. Sapir would be entitled to his base salary that has accrued and to which he is entitled as of the termination date and other accrued benefits. In addition, he is entitled to (1) continued payment of his then-current base salary, in accordance with Fulcrum’s regular payroll procedures, for a period of 18 months, (2) a lump sum payment equal to Mr. Sapir’s then-current “target bonus” (as such term is defined in his employment agreement) multiplied by 1.5, (3) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by Fulcrum of the portion of health coverage premiums it pays for similarly situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, and (iv) accelerated vesting of his then-unvested equity awards that would otherwise vest during the 18 month period following his date of termination.

In the event of the termination of Mr. Sapir’s employment by Fulcrum without cause, or by him for good reason, within 18 months following a “change in control” (as such terms are is defined in his employment agreement) and such termination occurs after Mr. Sapir has completed at least 12 months of employment for Fulcrum, Mr. Sapir is entitled to his base salary that has accrued and to which he is entitled as of the termination date and other accrued benefits. In addition, he is entitled to (1) continued payment of his then-current base salary, in accordance with Fulcrum’s regular payroll procedures, for a period of 27 months, (2) a lump sum payment equal to Mr. Sapir’s “target bonus” (as such term is defined in his employment agreement) multiplied by 2.25, (3) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by Fulcrum of the portion of health coverage premiums it pays for similarly situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, and (iv) accelerated vesting of his then-unvested equity awards that vest based on the passage of time.

Mr. Sapir will also enter into Fulcrum’s standard for indemnification agreement in connection with his July 2023 appointment as a director and executive officer.

The foregoing description of Mr. Sapir’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which Fulcrum intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ending June 30, 2023.

Other than his employment agreement, there are no arrangements or understandings between Mr. Sapir and any other persons pursuant to which Mr. Sapir was appointed as a member of the Board. There are also no family relationships between Mr. Sapir and any director or executive officer of Fulcrum. Other than his employment agreement, Mr. Sapir has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Gould, 68, has served as a member of the Board since July 2016, served as Fulcrum’s president and chief executive officer from July 2016 to March 2021, and was appointed interim president and chief executive officer in January 2023. Dr. Gould has served as an operating partner of Khosla Ventures since September 2021. Dr. Gould previously served as president and chief executive officer of Epizyme, Inc., or Epizyme, a biopharmaceutical company, from March 2010 to September 2015. Prior to joining Epizyme, he served as director of novel therapeutics at the Broad Institute of Massachusetts Institute of Technology, or MIT, and Harvard, a research institute, from December 2006 to March 2010. Dr. Gould spent 23 years at Merck, a healthcare company, where he held a variety of leadership positions, culminating in the role of vice president, licensing and external research. Dr. Gould currently is on the board of directors of Hemoshear Therapeutics, Inc., a biotechnology company, Turnstone Biologics Corp, a biotechnology company, Faeth Therapeutics, Inc., a biotechnology company, and Rubido Life Sciences, a biotechnology company. Dr. Gould served as a member of the board of directors of Epizyme from March 2010 to March 2016. Dr. Gould received a B.A. from Spring Arbor University and a Ph.D. from the University of Iowa and completed postdoctoral studies at the Johns Hopkins University.

Dr. Gould is not receiving any additional compensation in connection with his appointment as principal financial officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

99.1	Press Release issued May 15, 2023, announcing financial results for the three months ended March 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date:	May 15, 2023	By:	/s/ Robert J. Gould
Name: Robert J. Gould Title: Interim President and Chief Executive Officer